EXHIBIT (17)(f)

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.

Your Proxy Vote is important!

And now you can Vote your Proxy by Phone
or the Internet.

It saves Money! Telephone and Internet
voting saves postage costs. Savings which
can help minimize expenses.

It saves Time! Telephone and Internet
voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at
hand.

2. Call toll-free 1-800-337-3503, or go to
website: www.proxy-direct.com

3. Follow the recorded or on-screen
directions.

4. Do not mail your Proxy Card when you
vote by phone or the Internet.

Please detach at perforation before mailing.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.

Important Notice Regarding the Availability of Proxy Materials for the
Eaton Vance Global Growth Fund
Shareholder Meeting to Be Held on October 8, 2010.
The Notice of Special Meeting of Shareholders, Proxy Statement/Prospectus and Proxy Card are available on the
Eaton Vance website at www.eatonvance.com by selecting “Individual Investors” and then “Investor Resources”
followed by “Important Fund Documents”.

PLEASE VOTE, SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.